Exhibit 99.2

FOR IMMEDIATE RELEASE

ACCERIS COMMUNICATIONS RECONFIGURES BOARD OF DIRECTORS
IN ANTICIPATION OF SALE OF TELECOMMUNICATIONS BUSINESS

Pittsburgh, Pennsylvania, March 31, 2005 - Acceris Communications Inc. (OTCBB: ACRS), a Florida corporation, announced today that, in conjunction with the expected sale of its telecommunications business, it has reconfigured its Board of Directors to reflect the new operating strategy and the contracted nature of the continuing operations of the Company. James Meenan and Frank Tanki have resigned as directors of the Company, recognizing that their experience may not materially contribute to the Company's future operating plans. In addition, Kelly Murumets and William Lomicka have resigned in order to downsize the Board to reflect the reduction in the size of the Company and to maintain the ratio of independent to non-independent directors.  The foregoing changes reduced the current Board size to four members, comprised of Henry Toh and Hal Heaton (both independent) and Allan Silber and Samuel Shimer (both affiliated with Acceris’ parent, Counsel Corporation).  None of the resignations were for cause.

As a result of these changes, the Board has appointed Allan Silber as Chairman of the Board, Henry Toh as Chairman of the Audit Committee and Hal Heaton as Chairman of the Special Committee of Independent Directors.

About Acceris Communications

Acceris Communications Inc., through its wholly-owned subsidiary, Acceris Communications Corp., is a broad based communications company serving residential, small and medium-sized business and large enterprise customers in the United States. A facilities-based carrier, it provides a range of products including local dial tone and 1+ domestic and international long distance voice services, as well as fully managed and fully integrated data and enhanced services. Acceris offers its communications products and services both directly and through a network of independent agents, primarily via multi-level marketing and commercial agent programs. Acceris, through its wholly-owned subsidiary, Acceris Communications Technologies Inc., offers a proven network convergence solution for voice and data in Voice over Internet Protocol (“VoIP”) communications technology and holds two foundational patents in the VoIP space. Acceris is a subsidiary of Counsel Corporation (TSX:CXS). For further information, please visit Acceris’ website at www.acceris.com.

Forward-Looking Statements
This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended that are based on management’s exercise of business judgment as well as assumptions made by and information currently available to management. When used in this document, the words “may,” “will,” “anticipate,” “believe,” “estimate,” “expect,” “intend” and words of similar import, are intended to identify any forward-looking statements. You should not place undue reliance on these forward-looking statements. These statements reflect our current view of future events and are subject to certain risks and uncertainties as noted in our securities and other regulatory filings. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results could differ materially from those anticipated in these forward-looking statements. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements.

Contacts:

Gary M. Clifford
Chief Financial Officer & VP of Finance
gary.clifford@acceris.com
(416) 866-8170

Stephen A. Weintraub
Senior Vice President & Secretary
stephen.weintraub@acceris.com
(416) 866-3058